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                                                                    Exhibit 23.5


                        Consent of Independent Auditors

As independent auditors, we hereby consent to the use of our report dated December 8, 1998, on our audits of the combined financial statements of Dr. Bizer's VisionWorld, PLLC and affiliates as of September 30, 1998 and December 31, 1997, and for the period January 1, 1998 through September 30, 1998 and for the years ended December 31, 1997 and 1996 (and to all references to our Firm) included in or made a part of this registration statement.


WELENKEN HIMMELFARB & CO.
Louisville, Kentucky
January 25, 1999